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                                                                    EXHIBIT 10.4

                            WIRELESS CABLE INTERNET

                           REVENUE SHARING AGREEMENT


This is an Agreement to share the revenue from Internet access using the PeRKInet(TM) System between Internet Ventures, Inc., a California corporation, ("Ventures") and American Telecasting of Medford, Inc. ("ATM"), a wireless cable television operator, according to the terms and conditions set forth below as of this date October 8, 1997 (the "Agreement").

                                   Recitals

WHEREAS, ATM provides wireless cable television service to residential and commercial customers in the Medford, Oregon area;

WHEREAS, ATM would like to offer high speed Internet access to its customers;

WHEREAS, Ventures can provide Internet access through wireless cable television systems using its PeRKInet(TM) system;

WHEREAS, ATM would like Ventures to install and maintain a PeRKInet system in tile ATM headend utilizing the frequency on the MDS-2A, call sign KNSC239, to provide high speed Internet access to ATM's customers;

                                   Agreement

NOW THEREFORE, in consideration of the premises and mutual dependent promises hereinafter set forth, the parties hereto agree as follows:

1. Equipment: Ventures will provide tile equipment necessary to transmit data from the Internet through the ATM's wireless cable system. The equipment that Ventures provides will remain Ventures' sole property.

     During the term of the Agreement, Ventures will be responsible for operating and maintaining the equipment. ATM will provide Ventures with reasonable access to the equipment during normal business hours and at other times as the parties shall mutually agree.

    Ventures will be responsible for removing the equipment from the ATM property within thirty (30) days after this Agreement terminates. When Ventures removes its equipment, it will return any of ATM's equipment that Ventures modified to its original condition. Ventures shall
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grant ATM a purchase option to acquire the transmit equipment, used on Station
KNSC23 9, at fair market value within sixty (60) days from the termination of this Agreement.

     Ventures will indemnify ATM for any damage that Ventures or its employees cause to ATM's equipment. Correspondingly, ATM will indemnify Ventures for any damage that ATM or its employees cause to Ventures' equipment.

2. Revenue: Ventures will charge its residential customers fourteen dollars and ninety-five cents ($14.95) per month plus any applicable taxes for access to the PeRKInet(TM) system. ATM shall receive twenty percent (20%) of the pretax amount ($2.99) and the remaining eighty percent (80%) shall remain with Ventures ($11.96). For business customers, Ventures will charge ninety five dollars ($95.00) per month plus any applicable taxes, which will include two IP addresses, for additional IP addresses up to a maximum of twenty there will be a ten dollar ($10.00) charge, plus any applicable taxes, per IP address. ATM shall receive forty percent (40%) of the pretax amount for business customers and the remaining sixty percent (60%) shall remain with Ventures.

3. Payment Terms: Venture's payment to ATM will be due thirty (30) days from the date that Ventures bills its customers for the PeRKInet(TM) service.

4. Late Charges: Payments that are more than thirty (30) days past due will accrue interest at the rate of one and one-half percent (1.5%) per month.

5. Marketing: ATM and Ventures will jointly market the PeRKInet"I service. Ventures will market PeRKInet by advertising it to the members of its local Internet Service Provider ("ISP") and other computer users. ATM will provide one hundred (100) minutes of avails per month of video commercials or will contribute an equivalent amount of advertising through the use of bill stuffers, billing messages, bang tail envelope messages or audio commercials or other items which may be of no cost to ATM. Ventures shall reimburse ATM for any bill stuffers which exceed one (1) ounce in weight and which cause additional postage fees to be paid in order to deliver customer bills.

6. Term: This Agreement will run for a term of three years. At the end of this term the Agreement will automatically be renewed for additional one year terms unless either party gives written notice to the other at least ninety (90) days prior to the Agreement's anniversary of that party's intention not to renew.

7. Termination: Either party may terminate the Agreement upon the occurrence of any of tile following:

          (a) the other party shall (i) seek the liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) of tile composition or readjustment of all or substantially all of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee

                                      -2-
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or liquidator of itself or of all or substantially all of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code, (v) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (vi) adopt any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; or

          (b) a proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed in effect, for a period of ninety (90) days from and after the date service of process is effected upon the other party, seeking (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts,
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or, of all or substantially all of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts; or

          (c) upon or after the breach of any material provision of the Agreement by the other party if the breaching party has not cured such breach within thirty (30) days.

8. Indemnification: Each party agrees to indemnify and hold the other, its employees, consultants and agents harmless from any loss, liability or expense, on account of damage to property and injuries, including death, to all persons, arising from any of its acts or omissions arising out of this Agreement and, at its expense, to defend any suit or proceeding brought against the other party on account of such damages, including reasonable attorney's fees, and satisfy all judgments which may be incurred by or rendered against the other party.

9. Warranty: NEITHER VENTURES NOR ANY OF ITS, LICENSORS, EMPLOYEES, OR AGENTS WARRANT THAT ACCESS TO THE INTERNET WILL BE UNINTERRUPTED OR ERROR FREE; NOR DOES VENTURES OR ANY OF ITS LICENSORS, EMPLOYEES OR AGENTS MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE ACCESS. THE ACCESS IS DISTRIBUTED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION, OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT. NEITHER VENTURES NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING OR DELIVERING THE ACCESS SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF USE OF PERKINET(TM) OR INABILITY TO USE PERKINET(TM) OR OUT OF ANY BREACH OF ANY WARRANTY. ATM EXPRESSLY ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH SHALL ALSO APPLY TO THE THIRD PARTY CONTENT.

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10.  Books and Records: During the term of this Agreement and for one year thereafter, ATM shall keep and maintain complete and accurate records pertaining to its customers receiving the PeRKInet(TM) service.

11. Audit: ATM shall have the right to audit the books and records of Ventures and to make copies during normal business hours. In the event that the audit reveals underpayment by Ventures by more than five percent (5%) of the total owed ATM during the period of tile audit, then Ventures shall pay ATM the reasonable cost of the audit, in addition to all unpaid fees and late charges. ATM's right to audit will expire one year after this Agreement terminates.

12. Non-Ownership: Both Ventures and ATM do not intend to create an equity interest by either party in the other party.

13. Trademarks: The trademarks, PeRKInet(TM) Community Wide Web(TM) and other trademarks used by Ventures, (collectively, the "Marks") are Ventures' exclusive property. Ventures grants ATM a limited and non-exclusive license to use the Marks solely for the purpose of offering the PeRKInet(TM) service to ATM's customers. ATM may not alter the Marks, nor may ATM sell the Marks, nor may ATM authorize any third party to sell or use the Marks.

14. Assignment: neither Ventures nor ATM may assign or transfer either its rights or obligations under this Agreement in whole or in part, by operation of law or otherwise, without the written consent of the other provided, however, that either party may assign this Agreement to any of its respective wholly owned or partially owned subsidiaries without the written consent of the other party.

15. Waiver: The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

16. Force Majeure: Neither party shall be liable to the other for failure to fulfill its obligations hereunder (other than the obligation to make all payments due hereunder) if such failure is caused by or arises out of an act of God, war, strike, riot, labor dispute, national disaster, technical failure (including the failure of all or part of the Internet) or any other reason beyond the control of the party whose performance is prevented during the period of such occurrence (a "Force Majeure Event"). Lack of financial resources shall not under any circumstances constitute a Force Majeure Event.

17. Corporate Authority: Ventures is a corporation duly organized, validly existing and in good standing under California law with the power to carry on its business as it is now being conducted and as described herein. The execution of this Agreement and the performance of all obligations under this Agreement have been duly authorized by ail requisite corporate action. Ventures' performance of its obligations under this Agreement will not violate any other agreement, instrument or document or any order of any court or government agency.

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     Similarly, ATM is a corporation duly organized, validly existing and in good standing under Delaware law with the power to carry on its business as it is now being conducted and as described herein. The execution of this Agreement and the performance of all obligations under this Agreement have been duly authorized by all requisite corporate action. ATM's performance of its obligations under this Agreement will not violate any other agreement, instrument or document or any order of any court or government agency. Further, ATM's performance of this Agreement is in accordance with, and fully authorized by, ATM's franchise, if applicable.

18. Notices: All notices or other communications regarding this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by registered mail return receipt requested or sent via telecopier with a copy sent by first class mail, as follows:
     If to Ventures to:

          Donald A. Janke
          211 Via Anita
          Redondo Beach, CA  90277
          Telecopier 310-378-0494

     If to ATM to:

          American Telecasting of Medford, Inc.
          5575 Tech Center Drive - Suite 300
          Colorado Springs, CO 80919
          Attn:  President
          Telecopier (719) 260-5010

Either party listed above shall be entitled to specify a different address by giving written notice as stated above to the other party.

19. Amendments: This Agreement may be amended or modified only by written instrument executed and delivered by each of the parties hereto.

20. Expenses: Each party to this Agreement shall pay its own expenses in connection with preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal, engineering and accounting fees and expenses and any income tax liability.

21. Confidentiality: All information that the parties exchange, which they identify as confidential, shall not be disclosed to any other entity or individual without the other parry's prior written consent.

22. Arbitration: All claims and disputes and other matters in question between the parties hereto, arising out of or relating to this Agreement shall be resolved exclusively through binding

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arbitration conducted under the Commercial Arbitration Rules of the American
Arbitration Association then in force and effect. The seat of such arbitration shall be Denver, Colorado. This agreement to arbitrate shall be enforceable under the prevailing law. The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in any court having jurisdiction thereof,

     Notice of the demand for arbitration shall be given by the aggrieved party to the other party to this Agreement and a copy thereof shall be filed with the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after the claim, dispute or other matter has arisen.

     In the event a dispute is submitted to arbitration, the arbitrator(s) shall award costs and reasonable attorney's fees to the prevailing party.

23. Governing Law: This Agreement shall be construed and governed in accordance with the laws of the State of Colorado without giving effect to Colorado's choice of law rules.

24. Severability: It is the intention of both ATM and Ventures to enter into a complete agreement in compliance with California law, should any provision of this agreement not be in compliance with California law, such inconsistent provision shall be deemed superseded by such law or rule, and the agreement shall otherwise be fully enforceable and in effect.

25. No Third Party Rights: Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third parry to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

26. Entire Agreement: This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings between the parties, whether oral or written, with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date
First above written.

Internet Ventures, Inc.


By:     /s/ Charles A. Spann
       ----------------------------------------
        Charles A. Spann

Title:  Vice President - Business Development
       ----------------------------------------

Date:   10/3/97
       ----------------------------------------

American /Telecasting of Medford, Inc.

By:     /s/ Robert D. Hostetler
       ----------------------------------------
        Robert D. Hostetler

Title:  President
       ----------------------------------------

Date:    10/8/97
       ----------------------------------------

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                       FEDERAL COMMUNICATIONS COMMISSION
                            Washington, D.C. 20554
                                                              in Reply Refer to:
                                                              1800E

                               February 25, 1999

Charles A. Spann
American Telecasting of Medford, Inc.
5575 Tech Center Drive, Suite 300
Colorado Springs, CO 80919

In re: American Telecasting of Medford, Inc., Request for Special Temporary Authority EMDMP-990209UJ (Ch. 2A) at Medford, Oregon

Dear Mr. Spann:

This is in reference to your request filed February 9, 1999 on behalf American Telecasting of Medford, Inc., for Special Temporary Authority (STA) to operate Multipoint Distribution Service (MDS) station KNSC239 at Medford, Oregon.

Pursuant to 47 C.F.R. ss. 21.25, we hereby grant special temporary authority to operate the above-referenced MDS station as proposed for a period of 60 days from the date of this letter. This STA permits American Telecasting of Medford, Inc. to operate facilities using an equivalent isotopically radiated power
(EIRP) of 25.5 d8w, digital modulation desires of 640QAM and SVSB with a vertically polarized directional antenna and a transmitting center lobe height of 22.9m at 42(degree) 21' 23" North Latitude, 122(degree) 58' 33" West Longitude. This STA grant is based on the submissions of American Telecasting of Medford, Inc. as well as the Commission's independent review of the request, and is subject to but not limited to, the following condition:

     That this authorization or a copy thereof must be posted pursuant to the requirements of 47 C.F.R. ss. 21.201.

This ST is also subject to the condition that no impermissible interference be caused to any authorized station. The Commission reserves the right to modify or cause this authority without prior notice. Lastly this STA may not be assigned or transferred.

                                         Sincerely,

                                         /s/ Sharon Bertaisen
                                         Sharon Bertaisen
                                         Supervisory Attorney
                                         Video Services Division
                                         Mass Media Bureau

cc:  Suzanne S. Goldwyn, Esq.